UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 23, 2025

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On June 23, 2025, Crescent Energy Finance LLC, a Delaware limited liability company (the “Issuer”) and indirect subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company”), issued a news release announcing the pricing of $600 million aggregate principal amount of its 8.375% Senior Notes due 2034 (the “Notes”). A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 8.01.    Other Events.
Purchase Agreement
On June 23, 2025, the Issuer and certain of its subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc. (the “Representative”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering (the “Notes Offering”) of the Notes. The Issuer expects the net proceeds from the Notes Offering to be approximately $588.1 million, after deducting the Initial Purchasers’ discount and estimated offering expenses.
The Issuer intends to use the net proceeds from the Notes Offering, together with additional borrowings under our Revolving Credit Facility and cash on hand, if needed, to fund the tender offer to purchase for cash a portion of the Issuer’s outstanding 9.250% Senior Notes due 2028 (the “2028 Notes”), pursuant to the previously announced tender offer that commenced concurrently with the Notes Offering (the “Tender Offer”), and any fees and expenses in connection therewith or with the Notes Offering. Any portion of the net proceeds from the Notes Offering that is not used to fund the consummation of the Tender Offer will instead be used to repay amounts outstanding under the Issuer’s revolving credit facility or for general corporate purposes. The Notes Offering is not contingent on the consummation of the Tender Offer. The Tender Offer is subject to the satisfaction of certain conditions, including, but not limited to, the completion of the Notes Offering.
The Notes will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering is expected to close on July 8, 2025.
The Purchase Agreement contains customary representations, warranties and agreements by the Issuer and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuer and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuer or the Guarantors having more than one year until maturity for a period of 60 days after the date of the Purchase Agreement without the prior written consent of the Representative.
Certain of the Initial Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Issuer, for which they received or will receive customary fees and expenses. For example, the Representative is serving as the sole dealer manager for the Tender Offer. Certain of the Initial Purchasers and/or their affiliates may be holders of the 2028 Notes and therefore may receive a portion of the net proceeds from the Notes Offering. Certain of the Initial Purchasers and/or their affiliates are lenders under the Issuer’s revolving credit facility. In particular, an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Issuer’s revolving credit facility. Accordingly, any such Initial Purchasers and/or their affiliates may receive a portion of the net proceeds from the Notes Offering to the extent any such proceeds are used to repay amounts outstanding under the Issuer’s revolving credit facility. In addition, KKR Capital Markets LLC, an affiliate of the Issuer, will act as an Initial Purchaser pursuant to the Purchase Agreement and may receive proceeds upon resale of the Notes. In the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
99.1	Press Release, dated June 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 24, 2025

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel
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